AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
              LEONARD M. SNYDER AND ONE PRICE CLOTHING STORES, INC.




Mr. Leonard M. Snyder ("Employee"), assumed the positions of Executive Chairman and interim Chief Executive Officer of One Price Clothing Stores, Inc. ("Employer") at the request of the Employer's Board of Directors and as an accommodation to the Employer, on January 15, 2001. The terms of such employment were set forth in his employment agreement dated as of January 15, 2001 ("Agreement"). Mr. Snyder has agreed to continue to serve in such capacities through the end of Employer's fiscal year 2001, which ends on February 2, 2002.

In consideration for Mr. Snyder's agreement to continue to serve in such capacities and for other good and valuable consideration, the current Agreement between Employer and Mr. Snyder, is hereby amended as follows.


The following provision shall replace the current Article 1, "Employment", in its entirety:

"1. EMPLOYMENT. Subject to the terms and conditions of the Agreement, Employer employs Employee and Employee agrees to serve in the capacities of Executive Chairman and Chief Executive Officer, through the end of Employer's fiscal year 2001, which ends on February 2, 2002 ("Minimum Term")."


The following sentence shall be added to Section 4. (b) "Compensation and Benefits":

         " In recognition of Employee's efforts and his agreement to extend the initial term of the Agreement, Employee shall receive a lump sum payment in the amount of $75,000 on or about August 6, 2001, and shall be entitled to receive performance bonuses in the amounts of $37,500, on each of November 5, 2001 and February 1, 2002, respectively, upon satisfactory completion of performance objectives established by the Governance Committee of the Board of Directors.


All other terms of the Agreement shall remain unchanged.


Dated as of the 6 day of August, 2001.



/s/ Leonard M. Snyder                             /s/ Laurie M. Shahon
--------------------------                        -------------------------
Leonard M. Snyder                                 Laurie M. Shahon
                                                  Chair - Compensation Committee
                                                  Board of Directors